QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.8

[HUDDLESTON & CO., INC. LETTERHEAD]

CONSENT OF HUDDLESTON & CO., INC.

We hereby consent to the use of the name Huddleston & Co., Inc. and the inclusion of and reference to our reports, or information contained therein, dated February 8, 2005, prepared for RIMCO Production Company, Inc. and presented in the Registration Statement on Form SB-2 of Whittier Energy Corporation for the filing dated on or about December 8, 2005.

HUDDLESTON & CO., INC.

	By:	/s/ GREGORY S. FLOYD Gregory S. Floyd, P.E. Vice President

December 7, 2005

QuickLinks

  Exhibit 23.8